UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2025

Kindly MD, Inc.

(Exact name of registrant as specified in its charter)

001-42103	84-3829824
(Commission File Number)	(IRS Employer Identification Number)

5097 South 900 East, Suite 100, Salt Lake City, UT	84117
(Address of Principal Executive Offices)	(Zip Code)

(385) 388-8220

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001	NAKA	The Nasdaq Stock Market LLC
Tradeable Warrants to purchase shares of Common Stock, par value $0.001 per share	NAKAW	OTC Pink Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On December 8, 2025, the Board of Directors (the “Board”) of Kindly MD, Inc., a Utah corporation (the “Company”) appointed Teresa Gendron, age 56, as Chief Financial Officer of the Company, effective December 8, 2025 (the “Effective Date”). Ms. Gendron will also serve as the Company’s Treasurer. Ms. Gendron will replace Jared Barrera, who will step down from the role of Chief Financial Officer and into a role as Senior Vice President of Finance, effective immediately. Mr. Barrera’s employment agreement, initially dated September 1, 2023, will continue and there will be no changes to the terms of the employment, other than his role.

Prior to her appointment, Ms. Gendron served as Chief Financial Officer of Markel Group Inc., a publicly traded insurance and investments company listed on the New York Stock Exchange, from March 2023 to December 2023, and as Chief Financial Officer of Jefferies Financial Group Inc., a publicly traded financial services company listed on the New York Stock Exchange, from September 2014 to March 2023. Since July 2021, she has served as a director and Audit Committee member of Hillman Solutions Corp., a publicly traded company. Ms. Gendron holds a bachelor’s degree in accounting from the University of Virginia, and an MBA degree from Georgetown University.

There are no arrangements or understandings between Ms. Gendron and any other person pursuant to which Ms. Gendron was appointed to serve as the Chief Financial Officer of the Company. There are no family relationships between Ms. Gendron and any of the Company’s directors or executive officers. Ms. Gendron has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment as Chief Financial Officer, the Company entered into an employment agreement with Ms. Gendron (the “CFO Employment Agreement”) dated December 8, 2025. Under the terms of the CFO Employment Agreement, Ms. Gendron will receive an annual base salary of $450,000, and will be eligible for annual incentive compensation with a target of up to 150% of the base salary, subject to performance metrics established by the Board. Ms. Gendron will also be eligible to receive an initial grant of performance-based restricted stock units valued at $1,000,000, which will vest over a four-year period from the Effective Date, subject to performance metrics established by the Board and other customary terms. The agreement contains customary confidentiality, non-compete, non-solicitation, and intellectual property provisions, and may be terminated by either party in accordance with its terms.

Ms. Gendron will also be entitled to participate in the Company’s employee benefit plans made available to similarly situated employees, as well as directors’ and officers’ insurance and indemnification consistent with other executive officers.

The CFO Employment Agreement provides that Ms. Gendron’s employment is at will and may be terminated by either party at any time, with or without cause or notice. If her employment is terminated by the Company without Cause (as defined in the CFO Employment Agreement), or she resigns for Good Reason (as defined in the CFO Employment Agreement), Ms. Gendron may be entitled to: (i) severance equal to six (6) months of her then current base salary, (ii) payment of any earned but unpaid prior year annual incentive, (iii) partial acceleration of any then unvested stock options (if any) and performance-based RSUs, and (iv) accrued but unpaid base salary and any accrued, unused vacation, in each case subject to the terms of the CFO Employment Agreement.

The foregoing description of the CFO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which is filed as Exhibit 10.1 and incorporated by reference hereto.

Appointment of Chief Accounting Officer

On December 8, 2025, the Board appointed John Dalton, age 43, as Chief Accounting Officer and Controller of the Company, effective as of the Effective Date. Prior to his appointment, Mr. Dalton served as Chief Financial Officer of Jefferies Finance LLC, from July 2023 to September 2025, and previously served as Vice President and Co-Controller of Jefferies Financial Group Inc., a publicly traded financial services company listed on the New York Stock Exchange, from 2022 to 2023. Prior to the corporate consolidation of Jefferies Financial Group Inc. and Jefferies Group LLC, Mr. Dalton served as Vice President, Controller and Chief Accounting Officer of Jefferies Financial Group Inc. from 2015 to 2022. Mr. Dalton holds a Bachelor of Business Administration from James Madison University and is a Certified Public Accountant in the Commonwealth of Virginia.

In connection with his appointment as Chief Accounting Officer, the Company entered into an employment agreement with Mr. Dalton (the “CAO Employment Agreement”) dated December 8, 2025. Under the terms of the CAO Employment Agreement, Mr. Dalton will receive an annual base salary of $300,000 and will be eligible for annual incentive compensation with a target equal to 50% of his annual base salary, based on performance metrics established by the Board (or its Compensation Committee). Mr. Dalton will be eligible to receive an initial grant of performance-based restricted stock units with a grant-date value of $600,000. Such award will vest over a four-year period. Subsequent annual performance-based awards may be granted at the Board’s discretion, subject to performance metrics established for each grant year. The agreement contains customary confidentiality, non-compete, non-solicitation, and intellectual property provisions, and may be terminated by either party in accordance with its terms.

Mr. Dalton will also be entitled to participate in the Company’s employee benefit plans made available to similarly situated employees, as well as to vacation and sick leave in accordance with Company policy and reimbursement of reasonable business expenses pursuant to the Company’s expense reimbursement policy.

The CAO Employment Agreement provides that Mr. Dalton’s employment is at will and may be terminated by either party at any time, with or without cause or notice. If his employment is terminated by the Company without Cause (as defined in the CAO Employment Agreement), or he resigns for Good Reason (as defined in the CAO Employment Agreement), Mr. Dalton may be entitled to: (i) severance equal to six (6) months of his then-current base salary, (ii) partial acceleration of any then-unvested stock options (if any) and performance-based RSUs to the extent such awards would have vested during the six (6) months following termination (subject to satisfaction of applicable performance metrics), and (iii) accrued but unpaid base salary and any accrued, unused vacation, in each case subject to the terms of the CAO Employment Agreement.

The foregoing description of the CAO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CAO Employment Agreement, which is filed as Exhibit 10.2 and incorporated by reference hereto.

Item 7.01. Regulation FD Disclosures.

On December 8, 2025 the Company issued a press release announcing the appointment of Ms. Gendron as the Company’s new Chief Financial Officer, and the appointment of Mr. Dalton as the Company’s Chief Accounting Officer, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
10.1#	Employment Agreement with Teresa Gendron, dated December 8, 2025
10.2#	Employment Agreement with John Dalton, dated December 8, 2025
99.1	Press Release, dated December 8, 2025
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

#	Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

KINDLY MD, INC.

Dated: December 8, 2025	By:	/s/ David Bailey
David Bailey
Chief Executive Officer

3